Report of Independent Registered
Public Accounting Firm

To the Board of Trustees and
Shareowners of
Pioneer Fund

In planning and performing our
audit of the financial statements of
Pioneer Fund as of and for the year
ended December 31, 2005, in
accordance with the standards of
the Public Company Accounting
Oversight Board (United States),
we considered its internal control
over financial reporting, including
control activities for safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of Pioneer
Fund?s internal control over
financial reporting.  Accordingly,
we express no such opinion.

The management of Pioneer Fund
is responsible for establishing and
maintaining effective internal
control over financial reporting. In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A company?s
internal control over financial
reporting is a process designed to
provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles. Such internal control
includes policies and procedures
that provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of a
company?s assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when
the design or operation of a control
does not allow management or
employees, in the normal course of
performing their assigned
functions, to prevent or detect
misstatements on a timely basis. A
significant deficiency is a control
deficiency, or combination of
control deficiencies, that adversely
affects the company?s ability to
initiate, authorize, record, process
or report external financial data
reliably in accordance with
generally accepted accounting
principles such that there is more
than a remote likelihood that a
misstatement of the company?s
annual or interim financial
statements that is more than
inconsequential will not be
prevented or detected. A material
weakness is a significant
deficiency, or combination of
significant deficiencies, that results
in more than a remote likelihood
that a material misstatement of the
annual or interim financial
statements will not be prevented or
detected.

Our consideration of Pioneer
Fund?s internal control over
financial reporting was for the
limited purpose described in the
first paragraph and would not
necessarily disclose all deficiencies
in internal control that might be
significant deficiencies or material
weaknesses under standards
established by the Public Company
Accounting Oversight Board
(United States). However, we
noted no deficiencies in Pioneer
Fund?s internal control over
financial reporting and its
operation, including controls for
safeguarding securities, that we
consider to be a material weakness
as defined above as of December
31, 2005.

This report is intended solely for
the information and use of
management and the Board of
Trustees of Pioneer Fund and the
Securities and Exchange
Commission and is not intended to
be and should not be used by
anyone other than these specified
parties.






Boston, Massachusetts
February 10, 2006